Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$9,364,925
Unrealized Gain (Loss) on Market Value of Commodity Futures	5,879,261
Dividend Income	50
Interest Income	3,272
ETF Transaction Fees	700
Total Income (Loss)	$15,248,208

Expenses
General Partner Management Fees	$45,265
Professional Fees	9,368
Brokerage Commissions	8,923
Directors' Fees and insurance	710
NYMEX License Fee	1,131
Total Expenses	65,397
Expense Waiver	(8,815)
Net Expenses	$56,582
Net Income (Loss)	$15,191,626

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/21	$88,250,190
Additions (200,000 Shares)	6,206,273
Net Income (Loss)	15,191,626

Net Asset Value End of Month	$109,648,089
Net Asset Value Per Share (3,500,000 Shares)	$31.33

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596